Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 8, 2018, with respect to the combined financial statements and schedule of the Automation & Specialty Business of Fortive Corporation included in the Registration Statement (Form S-4) and related Prospectus of Altra Industrial Motion Corp. for the registration of 35,000,000 shares of its common stock.

/s/ Ernst & Young LLP

Seattle, Washington

May 8, 2018